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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this annual report on Form 10-KSB of our report dated March 26, 1997, on our audits of the consolidated financial statements of Saba Petroleum Company and subsidiaries as of December 31, 1996 and 1995, and for the two years in the period ended December 31, 1996, appearing in the registration statements on Form S-3 (SEC File Nos. 33-71272 and 333-00799) of Saba Petroleum Company filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

COOPERS & LYBRAND L.L.P.

Los Angeles, CA
April 1, 1997